Exhibit 99.1

LOAN AND SECURITY AGREEMENT

by and between

Silicon Valley Bank

and

Sipex Corporation

LOAN AND SECURITY AGREEMENT

     This Loan And Security Agreement (this “Agreement”) dated as of July 21, 2005, between Silicon Valley Bank (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and Sipex Corporation, a Delaware corporation (“Borrower”), whose address is 233 South Hillview Drive, Milpitas, California 95035, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank, and is effective on the Effective Date. The parties agree as follows:

1.	Accounting And Other Terms

     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2.	Loan And Terms Of Payment

     2.1 Promise to Pay.

     Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Revolving Advances.

               (a) Bank will make Advances not exceeding the Committed Revolving Line minus the Sublimit Utilization Amount. Amounts borrowed under this Section may be repaid (without penalty) and reborrowed during the term of this Agreement.

               (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her authorized designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

               (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

               (d) Bank’s obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or the prospect of repayment of the Obligations.

          2.1.2 Letters of Credit Sublimit.

          Bank will issue or have issued Letters of Credit for Borrower’s account not exceeding the Committed Revolving Line minus the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the FX Reserve and (c) the sum of the outstanding principal balance of the Advances. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower’s reimbursement obligation will be secured by cash on terms acceptable to Bank on or before the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request, provided, that in the event, and solely to the extent, of any conflict between the terms of such documentation and this Agreement, the terms of this Agreement shall control.

          2.1.3 Foreign Exchange Sublimit.

          If there is availability under the Committed Revolving Line, then Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of the Committed Revolving Line minus the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and (c) the sum of the outstanding principal balance of the Advances (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

          2.1.4 Cash Management Services Sublimit.

          Borrower may use up to the Committed Revolving Line minus the sum of (a) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), (b) the FX Reserve and (c) the sum of the outstanding principal balance of the Advances (the “Cash Management Services Sublimit”) for Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”). Such aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

     2.2 Overadvances.

          If Borrower’s Obligations under any or all of Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Committed Revolving Line, Borrower must immediately pay Bank the excess.

2.

     2.3 Interest Rate, Payments.

               (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

               (b) Payments. Interest due on the Committed Revolving Line is payable on the 1st day of each month. Bank may debit any of Borrower’s deposit accounts including Account Number 3300479240 for principal and interest payments owing or any amounts Borrower owes Bank. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

     2.4 Fees.

          Borrower will pay:

               (a) Loan Fee. A fully earned, non-refundable loan fee of $18,750 on the Closing Date;

               (b) Letter of Credit Fee. A fee in the amount of 1 percent (1%) of the face amount of the Letter of Credit, at the time of issuance; and

               (c) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses) incurred through and after the Closing Date, are payable when due.

3.	Conditions Of Loans

     3.1 Conditions Precedent to Initial Credit Extension.

          Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

     3.2 Conditions Precedent to all Credit Extensions.

          Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

               (a) timely receipt of any Payment/Advance Form; and

               (b) the representations and warranties in Section 5 must be true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true.

3.

4.	Creation Of Security Interest

     4.1 Grant of Security Interest.

          Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens permitted to take priority, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations and all obligations of the Bank to make Credit Extensions or otherwise extend credit accommodations have terminated.

     4.2 Authorization to File Financing Statements.

          Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

     4.3 Release of Security.

          Upon payment in full of the Obligations, provided that Bank has no further obligation to make any Credit Extension to Borrower, Bank shall terminate the account control agreements and take such other actions as are necessary to release the security interests granted herein.

5.	Representations And Warranties

     Borrower represents and warrants that the following statements are true and correct on the date hereof and on the date of each Credit Extension:

     5.1 Due Organization and Authorization.

          Borrower and each Subsidiary is duly existing and in good standing in its state of formation (or reincorporation) and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Except to the extent it has complied with the provision of Section 7.2 below, Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

          The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

4.

     5.2 Collateral.

          Borrower has good title to the Collateral, and good and marketable title to its real property, free of Liens except Permitted Liens. Borrower has no other deposit account, other than the deposit accounts described in the Schedule (which Schedule Borrower may update from time to time by written notice to Bank). Except as set forth in the Schedule (which Schedule Borrower may update from time to time by written notice to Bank), the Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for exclusive and non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such invalidity, unenforceability, judgment, or claim could not reasonably be expected to cause a Material Adverse Change.

     5.3 Litigation.

          Except as set forth in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary which can reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $500,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

     5.4 No Material Adverse Change in Financial Statements.

          All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5 Solvency.

          The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.6 Regulatory Compliance.

          Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the

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Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and which do not result in any tax lien on any of the Collateral. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

     5.7 Subsidiaries.

          Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.8 Full Disclosure.

          No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading when taken together with all such written certificates and written statements to Bank and Borrower’s filings with the Securities and Exchange Commission. Bank recognizes that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.	Affirmative Covenants

     Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

     6.1 Government Compliance.

          Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation (or reincorporation) and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to result in a Material Adverse Change. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it or its properties is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.

     6.2 Financial Statements, Reports, Certificates.

               (a) Borrower will deliver to Bank: (i) as soon as available, but no later than within 5 days of filing with the SEC, Borrower’s Report on Form 10-Q containing consolidated financial statements prepared under GAAP, consistently applied, subject to year-end audit adjustments and the absence of footnotes; (ii) as soon as available, but no later than within 5 days of filing with the SEC, Borrower’s Report on Form 10-K containing audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably result in damages or costs to Borrower or any Subsidiary of $500,000 or more; (iv) budgets, sales projections, operating plans, 8-K filings or other financial information Bank reasonably requests, including, within 45 days of the end of each fiscal year, an operating forecast for the next fiscal year; and (v) any other information regarding the operations, business affairs or financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, Bank reasonably requests. In the event that Borrower will not be able to file its unaudited financial statements for the quarters ended April 2, 2005 and thereafter and audited annual financial statements for the year ended January 1, 2005 with the Securities and Exchange Commission on or prior to June 30, 2005, Borrower will deliver to Bank (x) unaudited financial statement for the quarter ended April 2, 2005 and the year ended January 1, 2005 on or prior to June 30, 2005 and (y) unaudited financial statements for subsequent quarterly periods within 45 days of the end of each such quarter until such time as audited financial statements for the year ended January 1, 2005 are available. Financial statements for quarterly and annual periods thereafter shall be delivered in accordance with clauses (i) and (ii) above.

               (b) Within 30 days after the last day of each month, Borrower will deliver to Bank a report of cash holdings.

               (c) Within 5 days after the date of filing with the SEC, Borrower will deliver to Bank with the financial statements required in subsection (a) above, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

               (d) Promptly, but in any event within thirty (30) days after the last day of each month when any Advances are outstanding, or the Sublimit Utilization Amount exceeds $250,000, Borrower shall provide to Bank a detailed aging of its accounts receivable and accounts payable.

               (e) Borrower will allow Bank to audit Borrower’s Collateral at Borrower’s reasonable expense. Such audits will be conducted no more often than every 6 months unless an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.

     6.3 Inventory; Returns.

          Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow

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Borrower’s customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $1,000,000.

     6.4 Taxes.

          Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP and which do not result in any tax lien on any of the Collateral) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

     6.5 Insurance.

          Borrower will keep its business and the Collateral insured for risks and in amounts as Bank may reasonably request. Insurance policies will be in a form and with companies that are satisfactory to Bank in Bank’s reasonable discretion. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy after an Event of Default has occurred and is continuing will, at Bank’s reasonable option, be payable to Bank on account of the Obligations.

     6.6 Bank Accounts. Borrower will maintain its primary depository and operating accounts with Bank.

     6.7 Financial Covenants. Borrower will maintain as of the last day of each quarter:

          (a) Adjusted Quick Ratio. A ratio of (i) unrestricted cash and cash equivalents plus short and long-term marketable securities and Accounts to (ii) Current Liabilities (exclusive of Deferred Revenue) of at least 1.00 to 1.00.

          (b) Tangible Net Worth. A Tangible Net Worth of at least $50,000,000 plus fifty percent (50%) of quarterly positive net income. For purposes of this calculation, non-cash charges of up to $4,000,000 may be added back to Borrower’s Tangible Net Worth for non-cash charges related to the restatement of financial statements for the fiscal years 2002, 2003 and 2004.

     6.8 Intellectual Property Rights.

          At all times during the term of this Agreement, Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property material to Borrower’s business and, so long as any Credit Extensions are outstanding, promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

     6.9 Further Assurances.

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          Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7.	Negative Covenants

     Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

     7.1 Dispositions.

          Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of exclusive or non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (c) of worn-out or obsolete Inventory and Equipment; (d) Transfers permitted under Sections 7.3 or 7.6; and (e) other Transfers of property having an aggregate book value not to exceed $500,000 in any fiscal year.

     7.2 Changes in Business, Non-Ordinary Course Transactions, Ownership, or Business Locations.

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related or incidental thereto, or permit any person or group of persons (within the meaning of Rule 13d-5 and successor rules promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the “’34 Act”)), but excluding Alonim Investments, Inc. to (a) acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission under the ‘34 Act) of thirty percent (30%) or more of the outstanding equity securities of Borrower entitled to vote for members of the board of directors, or (b) acquire all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole. Borrower will not, without at least 30 days prior written notice to the Bank, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations within the United States in which Borrower maintains or stores over $500,000 in Collateral.

     7.3 Mergers or Acquisitions.

          Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (collectively, “Mergers or Acquisitions”), except that a Subsidiary may merge or consolidate into another Subsidiary or into Borrower; and Borrower may enter into Mergers or Acquisitions so long as no Event of Default has occurred, is continuing or would result therefrom, and Borrower is the surviving entity.

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     7.4 Indebtedness.

          Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5 Encumbrance.

          Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject only to Permitted Liens.

     7.6 Distributions; Investments.

          Make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any cash dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for (i) the repurchase of stock from employees, officers, and directors of Borrower pursuant to the terms of applicable repurchase agreements in an aggregate amount not to exceed $500,000 in any fiscal year, provided that no Event of Default has occurred or is continuing or would exist after giving effect to such repurchases; (ii) distributions or dividends consisting solely of Borrower’s capital stock; (iii) purchases for value of any rights distributed in connection with any stockholder rights plan; and (iv) distributions of cash in lieu of fractional shares upon conversion or exchange of convertible or exchangeable securities or repurchases of capital stock upon the exercise of dissenters’ rights in connection with a transaction permitted under Section 7.3, so long as such distributions and repurchases pursuant to this clause (iv) do not exceed $500,000 in the aggregate.

     7.7 Transactions with Affiliates.

          Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person; (ii) customary fees, expenses and compensation including employee benefits paid or reimbursed to directors, officers or employees who are Affiliates; and (iii) transactions permitted under Section 7.6.

     7.8 Subordinated Debt.

          Make or permit any payment on any Subordinated Debt, except as permitted by any applicable subordination agreement with Bank, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

     7.9 Compliance.

          Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit

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Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.	Events Of Default

     Any one of the following is an Event of Default:

     8.1 Payment Default.

          If Borrower fails to pay any principal amount owed hereunder when due, or any interest or other Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

     8.2 Covenant Default.

          If Borrower does not perform any obligation in Section 6.1, 6.2, 6.4, 6.5 or 6.7 or violates any covenant in Section 7; or

          If Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any obligation, performance, covenant violation or default under a term, condition or covenant that can be cured, has not performed the obligation, come into compliance with the covenant or cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower’s attempts within 10 day period, and the obligation may be performed, the covenant can be complied with, or the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to perform the obligation, comply with the covenant or cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

     8.3 Material Adverse Change.

          If there occurs a Material Adverse Change;

     8.4 Attachment.

          If any of Borrower’s assets having a value in the aggregate of more than $500,000 is seized, or comes into possession of a trustee or receiver, or is attached or levied on and the attachment or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a

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bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

     8.5 Insolvency.

          If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

     8.6 Other Agreements.

          If there is a default in any agreement with respect to Indebtedness between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $500,000 or that could cause a Material Adverse Change;

     8.7 Judgments.

          If a money judgment(s) in the aggregate of at least $500,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

     8.8 Misrepresentations.

          If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.	Bank’s Rights And Remedies

     9.1 Rights and Remedies.

          When an Event of Default occurs and continues, Bank may, without notice or demand, do any or all of the following:

               (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

               (b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

               (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the

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Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

               (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

               (g) Require Borrower to provide cash collateral in the face amount of all undrawn Letters of Credit; and

               (h) Dispose of the Collateral according to the Code.

     9.2 Power of Attorney.

          Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

     9.3 Accounts Collection.

          When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and demand payment of, and collect any Accounts, general intangibles and other Collateral, and, in connection therewith, Borrower irrevocably authorizes Bank to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, and, in Bank’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and general intangibles for less than face value. When an Event of Default occurs and continues, Borrower shall collect all

13.

payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

     9.4 Bank Expenses.

          If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any such amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

     9.5 Bank’s Liability for Collateral.

          If Bank complies with reasonable banking practices and Section 9207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower otherwise bears all risk of loss, damage or destruction of the Collateral.

     9.6 Remedies Cumulative.

          Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.7 Demand Waiver.

          Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.	Notices

          All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

14.

11.	Choice of Law , Forum and Jury Trial Waiver

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

     BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.	General Provisions

     12.1 Successors and Assigns.

          This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

     12.2 Indemnification.

          Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

     12.3 Time of Essence.

          Time is of the essence for the performance of all obligations in this Agreement.

     12.4 Severability of Provision.

          Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.5 Amendments in Writing, Integration.

          All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement together with the other Loan Documents represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior

15.

agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

     12.6 Counterparts.

          This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.7 Survival.

          All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

     12.8 Confidentiality.

          All financial information (other than any such information contained in periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Bank in writing and all other written information disclosed by Borrower to Bank that is marked “Confidential” shall be considered confidential information for purposes hereof. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Notwithstanding anything herein, confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.9 Attorneys’ Fees, Costs and Expenses.

          In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

16.

13.	Definitions

     13.1 Definitions.

          In this Agreement:

          “Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

          “Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.

          “Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

          “Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings), or otherwise relating to Borrower or the Loan Documents, including, but not limited to, any reasonable attorneys’ fees and costs Bank incurs in order to do the following: obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of Bank’s rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any bankruptcy claim, third-party claim, or other claim; protect, obtain possession of, lease, dispose of, or otherwise enforce Bank’s security interest in, the Collateral; and otherwise represent Bank in any litigation relating to Borrower.

          “Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

          “Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

          “Cash Management Services” are defined in Section 2.1.4.

          “Cash Management Services Sublimit” are defined in Section 2.1.4.

          “Closing Date” is the date of this Agreement.

          “Code” is the Uniform Commercial Code, as applicable.

          “Collateral” is the property described on Exhibit A.

17.

          “Committed Revolving Line” is Advances and Sublimit Utilization Amounts of up to $5,000,000 outstanding at any time.

          “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

          “Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

          “Credit Extension” is each Advance, Letter of Credit, Exchange Contract, Cash Management Service or any other extension of credit by Bank for Borrower’s benefit.

          “Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year, and include the face amount of all outstanding Letters of Credit, all FX Forward Contracts and Cash Management Services.

          “Deferred Revenue” is all amounts received in advance of performance and not yet recognized as revenue.

          “Effective Date” is the date set forth by Bank on the signature page to this Agreement.

          “Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          “ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

          “FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          “FX Forward Contract” is defined in Section 2.1.3.

          “FX Reserve” is defined in Section 2.1.3.

18.

          “GAAP” is generally accepted accounting principles.

          “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

          “Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          “Intellectual Property” is:

               (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

               (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

               (c) All design rights which may be available to Borrower now or later created, acquired or held;

               (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

     All associated goodwill, and all proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

          “Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

          “Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          “Letter of Credit” is defined in Section 2.1.2.

          “Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance, including without limitation, a leasehold or other interest.

19.

          “Loan Documents” are, collectively, this Agreement, any note, or notes executed by Borrower, and any other present or future agreement between Borrower and, or for the benefit of, Bank in connection with this Agreement, all as amended, modified, extended or restated.

          “Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

          “Material Adverse Change” is (i) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower, (ii) a material impairment of the prospect of repayment of any portion of the Obligations, or (iii) a material impairment of the value or priority of Bank’s security interests in the Collateral.

          “Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

          “Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          “Permitted Indebtedness” is:

               (a) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and shown on the Schedule;

               (c) Subordinated Debt;

               (d) Indebtedness to trade creditors and for payroll obligations and taxes incurred in the ordinary course of business;

               (e) Indebtedness secured by Permitted Liens;

               (f) Indebtedness of Borrower to Subsidiaries and Indebtedness of Subsidiaries to Borrower, in each case in the ordinary course of business;

               (g) Indebtedness under performance, surety, statutory or appeal bonds or similar obligations incurred in the ordinary course of business; and

               (h) Other Indebtedness, if, on the date of incurring such Indebtedness, the outstanding aggregate amount of all Indebtedness incurred pursuant to this clause (h) does not exceed $500,000.

          “Permitted Investments” are:

20.

               (a) Investments shown on the Schedule and existing on the Closing Date;

               (b) Investments of Subsidiaries in Borrower and Investments of Borrower in Subsidiaries, in each case in the ordinary course of business;

               (c) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (iv) investments maintained with Bank and Bank Affiliates, and (v) other Investments permitted by Borrower’s investment policy that has been approved by its board of directors (or a committee thereof) and Bank;

               (d) Investments consisting of deposit and investment accounts in the name of Borrower and in which Bank has a perfected first priority security interest;

               (e) Investments consisting of extensions of credit to Borrower’s or its Subsidiaries’ customers in the nature of accounts receivable, prepaid royalties or notes receivable arising from the sale or lease of goods, provision of services or licensing activities of Borrower;

               (f) Investments received in satisfaction or partial satisfaction of obligation owed by financially troubled obligors;

               (g) Investments acquired in exchange for any other Investments in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization;

               (h) Investments acquired as a result of a foreclosure with respect to any secured Investment; and

               (i) Other Investments in an amount not to exceed $500,000 in any fiscal year of Borrower.

          “Permitted Liens” are:

               (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

               (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

               (c) Purchase money Liens (including with respect to capital leases) (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property, improvements, replacements and the proceeds (including insurance proceeds) of

21.

the equipment, and, so long as such Lien does not take priority over Bank’s Lien, any accessions, attachments or additions thereto;

               (d) Licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

               (e) Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

               (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

               (g) Liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords, repairmen, and the like incurred in the ordinary course of business which are not delinquent or remain payable without penalty;

               (h) Deposits made in the ordinary course of business with respect to workers compensation insurance, unemployment insurance, and other social security legislation (other than any Lien imposed by ERISA);

               (i) Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or securities account maintained with any securities intermediary; provided that (i) such deposit account or securities account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, (ii) such deposit account or securities account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution or securities intermediary, and (iii) such liens, rights of set-off or similar rights are limited to the payment of amounts owed by Borrower or any Subsidiary for the payment of customary fees and commissions of the depository or securities intermediary or for the payment of financial assets and securities purchased for the account;

               (j) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money;

               (k) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

22.

               (l) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (m) Liens on insurance proceeds in favor of insurance companies granted solely to secure financed insurance premiums; and

               (n) Liens not otherwise permitted, provided that the amount secured by all such Liens is not in excess of $100,000.

          “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

          “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

          “Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

          “Revolving Maturity Date” is July 20, 2006.

          “Schedule” is any attached schedule of disclosed information with respect to Borrower and its Subsidiaries.

          “Sublimit Utilization Amount” means the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and (c) the FX Reserve.

          “Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

          “Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

          “Tangible Net Worth” is, on any date of determination, the consolidated total assets of Borrower and its Subsidiaries determined in accordance with GAAP minus (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, (c) restricted cash, and (d) reserves not already deducted from assets, and (ii) Total Liabilities.

          “Total Liabilities” is on any date of determination, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

23.

          “Trademarks” are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

          [next page is signature page]

24.

Borrower:

Sipex Corporation

By:	/s/ Clyde R. Wallin

Title:	Chief Financial Officer and Senior Vice President of Finance

Bank:

Silicon Valley Bank

By:	/s/ Raymund Aguilar

Title:	Relationship Manager

Effective Date: July 21, 2005

25.

EXHIBIT A

     The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, servicemarks, trade styles, trade names, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing; and

     All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, mask works, mask work applications, copyright applications, copyright or mask work registrations and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not (collectively, the “Excluded Intellectual Property”), except that the Collateral shall include the proceeds of all the Excluded Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general

1.

intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Excluded Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Excluded Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Excluded Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Excluded Intellectual Property.

2.

EXHIBIT B
Loan Payment/Advance Request Form
DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.T.

Fax To:	Date:

  Loan Payment:
Sipex Corporation(Borrower)
From Account #                                                                                                    To Account #
                              (Deposit Account #)                                                                                           (Loan Account #)
Principal $                                                             and/or Interest $
All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date.
Authorized Signature:                                                                                 Phone Number:

LOAN ADVANCE:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #                                                                                                    To Account #
                               (Loan Account #)                                                                                             (Deposit Account #)
Amount of Advance $
All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date.
Authorized Signature:                                                                                 Phone Number:

Outgoing Wire Request
Complete only if all or a portion of funds from the loan advance above are to be wired.

  Deadline for same day processing is 12:00pm, P.T.
Beneficiary Name:                                                                                Account of Wire: $
Beneficiary Name:                                                                                Account of Wire: $
City and Sate:
Beneficiary Bank Transit (ABA) #                                               Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:                                                                                 Transit (ABA) #:
For Further Credit to:
Special Instruction:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).
Authorized Signature:                                                                        2nd Signature (if Required):
Print Name/Title:                                                                                Print Name/Title:
Telephone:                                                                                          Telephone:

1.

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	Sipex Corporation

     The undersigned authorized officer (“Officer”) of Sipex Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending ___ with all required covenants except as noted below, and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the Officer certifies that Borrower and each Subsidiary (i) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) does not have any legal actions pending or threatened against Borrower or any Subsidiary of which Borrower has not notified Bank in accordance with Section 6.2 of the Agreement. Attached are the required documents supporting the certifications contained herein. The Officer certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Compliance Certificate	With 10Q, 10K or quarterly financial statements	Yes	No
10Q, 10K (Audited)	Within 5 days of issuance (at 6/30/05, company prepared financial statements. Thereafter, financial statements prepared by outside accountants, until SEC filings are timely made)	Yes	No
A/R and A/P Aging Report	Monthly within 30 days if Credit Extensions are outstanding
Cash Holding Report	Monthly within 30 days	Yes	No
Annual Forecast	Annually within 45 days of FYE	Yes	No

Budgets, sales projections, operating plans, or other financial information as Lender may request	Promptly after Lender requests	Yes	No

1.

Financial Covenant	Required	Actual	Complies
Maintain (at quarter end):
Minimum Adjusted Quick Ratio	1.0:1.00	___:1.00	Yes	No
Minimum Tangible Net Worth	$50,000,000 plus 50% of positive quarterly net income	$___ plus $___(up to $4 million for certain non-cash charges) = $___	Yes	No

Borrower has deposit accounts located at the following institutions only: Silicon Valley Bank, ___

2.

Comments RegardingExceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:

AUTHORIZED SIGNER

Sipex Corporation	Date:

Verified:

Signature
AUTHORIZED SIGNER

Date:

Title	Compliance Status: Yes No

Date

1.